UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2026

X1 Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

814-01672	Maryland	93-2414793
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6637 S Winding Brook Dr., Fairhope, AL 36532

(Address of Principal Executive Offices and Zip Code)

Registrant telephone number, including area code: (713)614-7755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 8, 2026, X1 Capital Inc. (“Company”) held both a Board Meeting and a Special Meeting of Shareholders. 100% of the Shareholders attended.

At the meeting, the following measures were passed with both an affirmative vote of the Board and an affirmative vote of 100% of the Company's outstanding shares.

•Approval of David McMurry as an independent Board Member.

•Investment strategy expansion

Concurrent with the approval of David McMurry as a Board Member, Edward Hatfield stepped down as a Board Member.

Item 1	Registrant’s Business and Operations

The Company approved an investment strategy expansion to:

•Acquire non-guaranteed portions of government-guaranteed loans.

•Investment into companies providing services to the US government, including providing financing where at least part of the investment is collateralized or secured by government receivables or government contracts.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the meeting, 100% of the Shareholders and the Board approved David McMurry as an independent Board Member.

Mr. David McMurry is a retired Wall Street executive. Prior to retirement, Mr. McMurry worked at the hedge fund Caxton Associates. Before Caxton, Mr. McMurry was a top-ranked technology equity research analyst at Credit Suisse First Boston. Mr. McMurry began his career at DLJ in equity research. Mr. McMurry has his BA from Harvard University.

Concurrent with this, Edward Hatfield stepped down as a Board Member.

Item 5.07.	Submission of Matters to Vote of Securities Holders

On August 21, 2025, 100% of shareholders of the “Company” approved the following:

•Approval of the strategy expansion as outlined in Item 1.

•Approval of David McMurry as an independent Board Member

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	X1 Capital Inc.

	By:	/s/ James Hickey
	Name:	James Hickey
	Title:	CEO